Registration No. 333-

         As filed with the Securities and Exchange Commission on August 28, 1997

------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933


                            CIRCUIT CITY STORES, INC.
             (Exact name of registrant as specified in its charter)

               Virginia                                           54-0493875
  (State or other jurisdiction of                             (I.R.S. Employer
  incorporation or organization)                             Identification No.)

           9950 Mayland Drive
           Richmond, Virginia                                       23233
(Address of Principal Executive Offices)                         (Zip Code)
                                   ----------

                     AMENDED AND RESTATED 1989 NON-EMPLOYEE
                           DIRECTORS STOCK OPTION PLAN
                            (Full title of the plan)

                                   ----------


                    Richard L. Sharp, Chief Executive Officer
                            and Chairman of the Board
                            Circuit City Stores, Inc.
                               9950 Mayland Drive
                            Richmond, Virginia 23233
                     (Name and address of agent for service)

                                 (804) 527-4000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


        Title of                                     Proposed Maximum        Proposed Maximum
      Securities to            Amount to be              Offering               Aggregate               Amount of
      be Registered           Registered (2)       Price Per Share (1)      Offering Price(1)        Registration Fee

  Circuit City Stores,            50,000                $13.16(1)              $658,000(1)               $199.39
Inc.--CarMax Group Common
 Stock, par value $.50,
 with attached Rights to
   Purchase Preferred
  Stock, Series F, par
    value $20.00 (2)

(1) Estimated solely for the purpose of calculating the registration fee. Based on the average of the high and low prices of the Circuit City Stores, Inc.--CarMax Group Common Stock on the New York Stock Exchange on August 26, 1997.

(2) The Rights to Purchase Preferred Stock will be attached to and trade with shares of the Common Stock. Value attributable to such rights, if any, will be reflected in the market price of the shares of Common Stock.

         The Securities covered by this Registration Statement will be issued to directors of the Registrant who are not full-time employees of the Registrant from time to time pursuant to stock options granted or to be granted under the Circuit City Stores, Inc. Amended and Restated 1989 Non-Employee Directors Stock Option Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         Circuit City Stores, Inc. (the "Company") hereby incorporates by reference into this Registration Statement the documents listed below which have been filed with the Securities and Exchange Commission (the "Commission").

         (a) the Company's Annual Report on Form 10-K (File No. 1-5767) for the fiscal year ended February 28, 1997;

         (b)      all  other  reports  filed  with the  Commission  pursuant  to
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report referred to in (a) above, including the Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 1997 and the Company's Current Report on Form 8-K filed with the Commission on July 2, 1997;

         (c) the description of the Company's Circuit City Group Common Stock and CarMax Group Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on January 2, 1997, as amended on Forms 8-A/A filed with the Commission on January 31, 1997 and July 8, 1997 (File No. 1-5767); and

         (d) the description of the Rights to Purchase Preferred Stock, Series E and the Rights to Purchase Preferred Stock, Series F contained in the Registration Statement on Form 8-A filed with the Commission on January 2, 1997, as amended on Forms 8-A/A filed with the Commission on January 31, 1997 and July 8, 1997 (File No. 1-5767).

         All documents filed by the Company, pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.


Item 6.  Indemnification of Directors and Officers.

         The laws of the Commonwealth of Virginia pursuant to which the Company is incorporated permit it to indemnify its officers and directors against certain liabilities with the approval of its shareholders. The Articles of Incorporation of the Company, which have been approved by its shareholders, provide for the indemnification of each director and officer (including former directors and officers and each person who may have served at the request of the Company as a director or officer of any other legal entity and, in all such cases, heirs, executors and administrators or such persons) against liabilities (including expenses) reasonably incurred by them in connection with any actual or threatened action, suit or proceeding to which such person may be made a party by reason of being or having been a director or officer of the Company, except in relation to any action, suit or proceeding in which such person has been adjudged liable because of willful misconduct or a knowing violation of the criminal law.

         The Company has purchased directors' and officers' liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of the Company and its subsidiaries against certain losses resulting form claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by the Company and
(2) the Company to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.


Item 8.  Exhibits.

         See Exhibit Index following signatures.


Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         (a)      (1)      To file,  during any period in which  offers or sales
are being made, a post-effective amendment to the Registration Statement:

                  (i)      To  include  any   prospectus   required  by  Section
10(a)(3) of the Securities Act of 1933 ("Securities Act");

                  (ii) To reflect in the prospectus any facts or events after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment and each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering thereof.

         (c) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on August 28, 1997.

                                   CIRCUIT CITY STORES, INC.
                                   Registrant



                                   By:  /s/ Michael T. Chalifoux
                                         Michael T. Chalifoux
                                         Senior Vice President,
                                         Chief Financial Officer and Secretary


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities on this the 28th day of August, 1997.

Signature:                                           Title:

*Richard L. Sharp                           Chief Executive Officer
 Richard L. Sharp                           and Chairman of the Board


*Alan L. Wurtzel                            Vice Chairman of the Board and Director
 Alan L. Wurtzel


 /s/ Michael T. Chalifoux                   Senior Vice President, Chief Financial
 Michael T. Chalifoux                       Officer, Secretary and Director


*Richard N. Cooper                          Director
 Richard N. Cooper


*Barbara S. Feigin                          Director
 Barbara S. Feigin


*Hugh G. Robinson                           Director
 Hugh G. Robinson


*Walter J. Salmon                           Director
 Walter J. Salmon


*Mikael Salovaara                           Director
 Mikael Salovaara


*John W. Snow                               Director
 John W. Snow


*Edward Villanueva                          Director
 Edward Villanueva


 /s/ Philip J. Dunn                         Principal Accounting Officer
 Philip J. Dunn



*By: /s/ Michael T. Chalifoux
         Michael T. Chalifoux
         Attorney-in-Fact

                                  EXHIBIT INDEX

         Exhibit           Document
         Number

         4.1 Registrant's Amended and Restated Articles of Incorporation, effective February 3, 1997, filed as
                           Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 (Registration No. 333-22759) filed on March 4, 1997, are expressly incorporated herein by this reference.

         4.2 Registrant's Bylaws, as Amended and Restated June 17, 1997, filed as Exhibit 3(i) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 1997 (File No. 1-5767) are expressly incorporated herein by this reference.

         4.3 Amended and Restated Rights Agreement dated as of February 3, 1997, between the Registrant and Norwest Bank Minnesota, N.A., as Rights Agent, filed as
                           Exhibit 4(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended February 28, 1997 (File No. 1-5767) is expressly incorporated herein by this reference.

         4.4 Amendment No. 1 dated as of June 17, 1997 to the Registrant's Amended and Restated Rights Agreement, filed as Exhibit 4(a) to the Registrant's Current Report on Form 8-K (File No. 1-5767) dated June 17, 1997 is expressly incorporated herein by this reference.

         5                 Opinion  and  Consent  of  McGuire,  Woods,  Battle &
                           Boothe, L.L.P.

         23.1              Consent of KPMG Peat Marwick LLP.

         23.2              Consent of McGuire,  Woods,  Battle & Boothe,  L.L.P.
                           (included in Exhibit 5).

         24                Powers of Attorney.

         99.1 Registrant's Amended and Restated 1989 Non-Employee Directors Stock Option Plan, filed as Exhibit A to the Registrant's Definitive Proxy Statement dated May 9, 1997, for the Annual Meeting of Stockholders held on June 17, 1997, is expressly incorporated herein by this reference.

         99.2 Amendments adopted June 17, 1997, to the Registrant's Amended and Restated 1989 Non-Employee Directors Stock Option Plan, filed as Exhibit 10(ii) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 1997 (File No. 1-5767) are expressly incorporated herein by this reference.